U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 10-SB

GENERAL FORM FOR THE REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS

Under Section 12(b) or 12(g) of the Securities Exchange Act of 1934

NUTRI  PHARMACEUTICALS RESEARCH, INC.

(Name of Small Business Issuer in its Charter)

 Nevada                                                                                 88-0493498

       (State of Incorporation)                                                (IRS Employer Identification No.)

3566 Polaris Ave., Suite 1, Las Vegas, NV                              89103

      (Address of principal executive offices)                             (Zip Code)

Issuer=s telephone number,  (702)  871 -  6300

Securities to be registered under Section 12(b) of the Act: None

     Title of each class                                        Name of each exchange on which

to be so registered                                          each class is to be registered

None                                                                       N/A

Securities to be registered under Section 12(g) of the Act:

    Title of each class                                Name of each exchange on which

to be so registered                                  each class is to be registered

Common Stock, par value $0.001                          NQB Pinksheets

1

Item 1.  Description of Business.

(a)  Business Development.

Our Company was incorporated on April 20, 2001 as Al’s Plant Care, Inc. in the State of Nevada.  Al’s Plant Care was a development stage company formed as a service company for residential and commercial landscape developments, landscape maintenance and repair in the Las Vegas Valley.

On November 12, 2003, Al’s Plant Care, Inc. ceased operating its landscape business when it acquired the assets of Nutri Pharmaceuticals Research, Inc.  NPRI was incorporated on April 3, 2003.  On November 6, 2003, Nutri Pharmaceuticals Research, Inc. had acquired all of the assets of Nutri Pharmaceticals, Inc., a Nevada corporation (“NPI”) organized on July 13, 1994.

On November 13, 2003, we changed our corporate name from Al’s Plant Care, Inc. to Nutri Pharmaceuticals Research, Inc. (“NPRI”) to reflect the business operations associated with the asset acquisition. The business operations associated with the NPI/NPRI asset acquisitions was the manufacturing of vitamin tablets and capsules and powdered oils.  We also employed all of the executive and manufacturing staff of Nutri Pharmaceuticals, Inc.

NPI was organized on July 13, 1994 by Yew Taiwee and Victor Seah, MD.  The Company manufactured and sold vitamin tablets and capsules.  Godfrey Yew joined NPI in 1996 and acquired Dr. Seah’s shares. Yew Taiwee is Godfrey Yew’s brother.   Godfrey Yew was instrumental in developing the O2P product line which became commercially available in 2001.

(b) Business of the Issuer.

We have a proprietary patent pending proprietary process that transforms most edible oils into a free-flowing powder form that we term “Oil to Powder” or  O2P™.   We believe the O2P product is more effective and useful than any similar powdered oil products available in the marketplace.  Unlike other powdered oil products, we deliver powdered oils with all enzymes and active ingredients intact.  Other powdered oil products either destroy or compromise the quality of enzymes and active ingredients during the oil to powder transformation process.  Our O2P products are used as ingredients in finished goods, such as, food, pet food, nutraceuticals or vitamin supplements,  cosmetics and organic household products.

We produce our O2P products for approximately 200 customers worldwide.  Our customers add the O2P product as an ingredient in their products without compromising taste, aroma or formulation, create “functional foods”, provide added fortification to nutraceuticals, turn cosmetics into skin care, and can add nutrition to a body care line.     O2P powdered oils save money because powders weigh less than liquids. This characteristic reduces transportation and storage costs by eliminating  weight and the need for refrigerated trucks and on-site cold-room requirements.  Converting oil to powder removes excess moisture from the oil thereby inhibiting microbial growth and increasing shelf life.  Longer shelf life means longer sales life. Higher oil potency can be delivered. Any oil or paste can be used in the O2P Process, with any desired potency, ranging from 5% to 80% of the original percentage of active ingredient(s) in products. There is absolutely no change in molecular structure of the oil or beneficial enzymes.  We have the ability to custom design the “load” (% of active oil ingredient in the powder) in a range from 5% to 80% per customer specifications.

Other benefits of O2P include:

• Unique - create proprietary blends with distinct health or performance benefits
• Versatile - powders offer flexibility in formulation and blending
• Easier to Process - free-flowing powders vs. bulk oils
• Efficient - the O2P Process entails zero oil wastage

• Shelf Life – O2P powder maintains a minimum of 2 years shelf life with up to three years when combined with our “Sustained Release” process.

The Business of the Company

Products including; food, animal feeds, “nutraceuticals”, cosmetics, and organic household products are increasingly complex.  This is the result of competitive ongoing efforts for market share based on new and improved products.  Features such as enhanced flavors, nutrition, and effectiveness are in demand.  The inclusion of “edible oils” such as safflower, canola, fish, soybean, and others, provides many of these new and improved product features. When the edible oils are to be included in a dry formulation or product, the oil must be previously converted into a powdered form.

Traditional methods of accomplishing this utilize heat, which destroys important enzyme elements of the oils as well as denigrating the oil’s cellular integrity.  Our exclusive proprietary process for converting of oil to powder (“O2P”) does not utilize heat.   The resulting O2P powders have a variety of benefits.

A sampling of oils that NPRI converts to Powder includes:

Almond Oil

Soybean Oil

Sunflower Oil

Tuna Oil

Vitamin E Oil

Apricot Oil

Wheat Germ Oil

Cod Liver Oil

Corn Oil

Fish Oil 18:12

Canola Oil

Grape Seed Oil

Lecithin Oil

Olive Oil

Oregano Oil

Castor Oil

Safflower Oil

Salmon Oil

Shark Liver Oil

CLA Oil

Our manufacturer customers add benefits to their products without compromising taste, aroma or formulation, create “functional foods”, provide added fortification to nutraceuticals, turn cosmetics into skin care, and can add nutrition to a body care line.  O2P powdered oils save money since using powders instead of fluid oil reduces transport and storage costs by eliminating refrigerated trucks and on-site cold-room requirements.  By converting to powder, excess moisture is removed thus inhibiting microbial growth and increasing shelf life.  Longer shelf life translates into longer sales life. Higher potency can be delivered. Any oil or paste can be used in the O2P Process, with any desired potency, ranging from 5% to 80% of the original percentage of active ingredient(s) in products. There is absolutely no change in molecular structure of the oil or the presence of enzymes.

Other benefits include:

• Unique - create proprietary blends with distinct health or performance benefits
• Versatile - powders offer flexibility in formulation and blending
• Easier to Process - free-flowing powders vs. bulk oils
• Efficient - the O2P Process entails zero oil wastage

• Shelf Life – O2P powder maintains a minimum of 2 years shelf life with up to three years when combined with the NPRI “Sustained Release” process.

The consumer will enjoy a variety of benefits including improved product health benefits, improved flavor, enhanced effectiveness and, in some instances, lower unit cost.

Marketing Strategy

We primarily market our products through USDA and US Department of Commerce-sponsored international trade shows.  This brings the target market purchasing decision makers directly to us.  We have published information on our web page located at www.o2p.us.

The Market and Competition

The prepared food, animal feeds, nutraceutical, and cosmetics industries have collective global revenues measured in retail terms of trillions of dollars.  These markets are projected to experience continuous growth and constitute our main customer base.

Our competitors deliver an inferior product because they use enzyme destroying processes. They are also limited to producing powdered oils with a 30% “load” limitations.   Load is the percentage of oil in the powder form.  However, even with their product limitations our competitors include a number of Fortune 500 companies.

Item 2.

Management=s Discussion and Analysis or Plan of Operation.

Plan of Operation

During 2005 we intend to complete phasing out nutraceutical tablet and capsule manufacturing in order to expand our production of edible powdered oils products.  This shift in product production will enable us to expand our growing market for the O2P products and utilize the

production space for O2P operations.   Our 2004 product sales through November 2004 totaled $1,500,000.  This revenue figure principally represents the sale of our O2P products to approximately 200 domestic and foreign customers.  Our domestic customers include such companies as NuSkin, which uses O2P as an ingredient in its products and General Nutrition Company, a major health retailer.   Our marketing objectives are to maintain a broad customer base balanced between foreign and domestic customers.

The geographic distribution of our customer base includes both Northern and Southern hemispheres and six continents.   Our customers produce diverse consumer products such as food products, pesticides, cosmetics and pet food.   We believe this diverse customer base will reduce the probability of adverse affects from market sector fluctuations in product demand.

Without exception, our product orders are initiated with substantial monetary deposits.  These deposits finance our production of the customer’s product order.  Export customers are required to pay the entire product purchase price before the products are shipped.  In some cases, we extend credit to our domestic customers with reliable credit ratings.  Our customer credit terms are based on our forecasted cash flow requirements.  We operate our business with minimal accounts receivable.  Based on this management practice, our day-to-day operations are largely “self-funding”.   We believe that we can satisfy our operating cash requirements with our present level of product sales.  However, as our O2P product sales grow, we may experience periods of negative cash flow from operations.

We operate a small research laboratory at our production facility.  Our laboratory staff is responsible for production quality control and the development of any modification production protocols in order to meet any special customer specifications.

In order to expand our production capacity of the O2P products, we will operate a second shift.  Presently, our production employees work four ten-hour days.  As we phase out our tablet and capsule production, we will be able to increase our O2P plant capacity.  The transition from tablet and capsule production will provide the needed space for the addition of equipment for greater O2P production.  We intend to employ as many of our existing tablet and capsule employees as is prudent for our planned O2P expansion.  Because the O2P process is less labor intensive than the tablets and capsules production, we do not anticipate any significant increase in the number of employees during the next fiscal year.

We anticipate that we may need to raise additional capital through sale of equity, debt or a combination in order to fund the growth of our O2P products.  We will need to purchase production machinery and related equipment.  There can be no assurance that we will be able to raise the necessary capital or that the financing terms would be acceptable to the Company.   Many forms of financing could dilute shareholder equity.

Results of Operations

We recorded losses of $157,283 ($0.015 per share) and $7,250 ($0.0025 per share) for the fiscal years ended December 31, 2003 and 2002, respectively.  During the interim nine months of fiscal 2004, ending September 30, 2004, we recorded losses of $315,559 ($0.03 per share). During the interim nine months of fiscal 2003, ending September 30, 2003 we did not have any operations and recorded no revenues or losses.

During the fiscal year ended December 31, 2003, we recorded $1,095,882.82 in nutraceutical and O2P production revenues. We did not have any operations and recorded no revenues during the fiscal year ended December 31, 2002.

During the interim nine months of fiscal 2004 ending September 30 we recorded $1,085,332 in nutraceutical and O2P production revenues.   During the interim nine months of fiscal 2003, ending September 30, 2003, we did not have any operations and recorded no revenues.

Off-balance sheet arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

FORWARD-LOOKING STATEMENTS:

We have included forward-looking statements in this report. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "estimate", “intend”, "plan" or "continue" or the negative or other variations of these terms or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results and events may differ materially depending on a variety of factors.

Item 3.

Description of Property.

The company leases its executive offices and manufacturing facility which are located at 3566 Polaris Ave., Unit #1 in Las Vegas, Nevada.  On July 16, 2004, the Company extended its lease agreement for an additional period of one year.  The lease agreement calls for a monthly rental amount of $6,188 to be paid through September 2005.

The company is party to an additional real property lease for the rental of the Company’s warehouse facility located at 3695 S. Highland Drive in Las Vegas, Nevada. On January 1, 2003, the Company extended this lease agreement for an additional period of two years.  The lease agreement calls for a monthly rental amount of $989 to be paid through February 29, 2004 and a monthly rental amount of $1,048 to be paid through February 28, 2005.

Item 4.

Security Ownership of Certain Beneficial Owners and Management.

Table 1 lists the persons who are known to the Company to be the owners of more than five percent of the Company=s common stock according to the stockholder list provided by the Company=s transfer agent. As of November 30, 2004, we had 12,667,378 shares issued and outstanding.

(a)

Beneficial Ownership of more than 5%.

Table 1.

  Title of Class

Name and Address

Amount and Nature

Percent of Class

Common Stock

Godfrey Yew (1)(3)

 5,666,962(5)

44.73%

Common Stock

Don Rader     (2)

 800,000

6.31%

Common Stock

B. Behrmann

 800,000

6.31%

(1)

Godfrey Yew is the President and Director of the Company.

(2)

 Don Rader is the Company’s Vice President of Technology.

(3)

Includes 883,374 shares in the Yew Family Trust

(b)

Security Ownership of Management.

Table 2.

   Title of Class

Name and Address

Amount and Nature

Percent of Class

Common Stock

Godfrey Yew (1)(5)

 5,666,374(5)

44.73%

Common Stock

Don Rader     (2)

 800,000

6.31%

Common Stock

K. Baker     (3)

 600,000

4.73%

Common Stock

William E. Smart(4)

 200,000

1.58%

Total Management Ownership

7,266,374

57.36%

(1)Godfrey Yew is the President and Director of the Company.

(2) Don Rader is the Company’s Vice President of Technology.

(3) K. Baker is the Company’s Secretary and Director.

(4) William E. Smart was the Company’s Chief Operating Officer until January 17, 2005 when he was terminated.

(5)  Includes 350,000 shares in the Yew Family Trust

(c)

Changes in Control.  Management is unaware of any facts that would effect a change in the control of the Company as of the date of this Form 10 SB filing.

Item 5.

Directors, Executive Officers, Promoters and Control Persons.

(a)

Identify Directors and Executive Officers.

Management

The members of the Company’s Board of Directors shall serve until the next annual meeting of shareholders or until successors have been elected.  The Company’s officers shall serve at the pleasure of the Board of Directors, subject to the terms of their respective employment agreements. Information as to the directors and officers and senior Management of the Company is as follows:

Name

Age

Title

Godfrey Yew

45

President, Treasurer, CEO, Board Chairman

William Smart

43

Chief Operating Officer

Don Rader

76

Vice President of Technology

Kimberly Baker

52

Secretary, Director

Godfrey Yew, President, Chief Executive Officer and Director

Mr. Yew holds a Bachelor of Arts Degree in B.A. in Economics from the University of British Columbia  in 1984.   Mr .Yew has been employed with our Company since November 2003.  Prior to November, he had been employed by Nutri Pharmaceuticals, Inc. since 1996.  He is our President and Chief Executive Officer and Member of the board of directors.

William Smart, Chief Operating Officer

Mr. Smart was employed with our company on November 2003.  From December 1999 until August 2003, Mr. Smart was employed by PharmaNutrients, Inc. in Lake Bluff, Illinois.   He was managing director of the company.  From September of 1998 through November 1998, he worked for Aloe Corporation in Broomfield, Colorado.  At Aloe he was responsible for sales and marketing. Mr. Smart was terminated on January 17, 2005.

Don Rader, Vice President of Technology

Mr. Rader holds a Bachelor of Science degree in Chemistry which he received from Lafayette College in 1951.  Mr. Rader has been employed with our company since November 2003. Prior to November 2003, he had been employed by Nutri Pharmaceuticals, Inc.since 1995.   Presently, as V.P of Technology, he oversees research and development and quality control validation in our manufacturing facility. He developed the processes for converting oils into powder form.

Kimberly Baker, Secretary, Director

Ms. Baker has worked for our company since November 2003. Prior to November, she had been employed by Nutri Pharmaceuticals, Inc. since 1999.   She is our corporate secretary. She manages our executive and manufacturing offices and performs a variety of administrative, managerial and accounting functions.

(b)

Identify Significant Employees.  The Company has four significant employees as set forth above.

(c)

FamilyRelationships.    None.

(d)

Involvement in Certain Legal Proceedings.  None of the Company=s directors, officers, promoters or control persons, if any, during the past five years was, to the best of the Company=s knowledge:

1.

A general partner or executive officer of a business that had a bankruptcy petition filed by or against it either at the time of the bankruptcy or within the two years before the bankruptcy;

2.

Convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or   vacated.

Item 6.

Executive Compensation.

The following table sets forth the compensation of the executive officers as of July 1, 2004.

Summary Compensation Table

Annual Compensation

Long-term Compensation

Fiscal

Salary/

Stock

Name

Year

Fees

Bonus

Awards (#)

Options(#)

Godfrey Yew(1)

2004

$100,000(1)

-0-

400,000

-0-

William Smart(2)

2004

$  80,000(2)

-0-

100,000

-0-

Don Rader

2004

$  50,000

-0-

-0-

-0-

Kimberley Baker(3)

2004

$  45,000(3)

-0-

250,000

-0-

(1)

On July 1, 2004, the Company entered into an Employment Agreement with Godfrey Yew.  The employment agreement has a term of 5 years.  The annual compensation is $100,000, plus an annual stock grant of 400,000 common shares.

(2)

On July 1, 2004, we entered into an Employment Agreement with William Smart.  The employment agreement term is 5 years.  The annual compensation is $80,000, plus an annual stock grant of 100,000 common shares. On January 17, 2005, we terminated Mr. Smart.

(3)

On July 1, 2004, we entered into an Employment Agreement with Kimberley Baker.  The employment agreement term is 5 years.  The annual compensation is $45,000, plus an annual stock grant of 250,000 common shares.

Item 7.

Certain Relationships and Related Transactions.

(a)

Transactions with Management and Others.

On July 1, 2004, the Company entered into an employment agreement with Godfrey Yew, the President and CEO of the Company.  The terms of the agreement include the following: $100,000 base salary and employee stock compensation of 400,000 shares of the Company’s common stock per year and various other employee benefits.  On July 14, 2004, we issued Godfrey Yew 400,000 shares of common stock according to the terms of his employment agreement.  The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total value of $120,000.

On July 1, 2004, the Company entered into an employment agreement with William Smart, the Chief Operations Officer of the Company (the “COO”).  The terms of the agreement include the following: $80,000 base salary and employee stock compensation of 100,000 shares of the Company’s common stock per year and various other employee benefits. Mr. Smart was also a stockholder of record as of December 21, 2003 when he received 100,000 shares of common stock for professional services rendered.  On July 14, 2004, we issued Mr. Smart 100,000 shares of common stock according to the terms of his employment agreement.  The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total value of $30,000. On January 17, 2005, we terminated Mr. Smart.

On July 1, 2004, the Company entered into an employment agreement with Kimberly Baker, Secretary and Director of the Company.  The terms of the agreement include the following: $45,000 base salary and employee stock compensation of 250,000 shares of the Company’s common stock per year and various other employee benefits. On July 14, 2004, we issued Ms. Baker’s 250,000shares of common stock according to the terms of her employment agreement.  The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total value of $75,000.

On December 21, 2003, the Company issued 100,000 shares of our common stock to William Smart in exchange for professional services. The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $80,000.

(b)

Certain Business Relationships.

Bryant Behrmann is the beneficial owner of more than 5% of our company’s common stock. He has acted as a consultant to our company providing corporate and business planning advice.  He consulted with us on the Al’s Plant Care asset acquisition transaction.  We have compensated Mr. Behrmann in the form of stock compensation for his services to the company.  On July 1, 2004, we engaged Mr. Behrmann to provide general consulting services for a one year term.  We will compensate him by issuing 250,000 restricted common shares in an exempt securities offering transaction.  The contract renews automatically if not terminated 90 days prior to the July 1 anniversary date.

(c)

Indebtedness of Management.

No member of management is indebted to the Company.

(d)

      Transactions with Promoters.

On April 21, 2001, we issued 2,000,000 common shares to Allen L. Jackson, the founder and former President and Director of Al’s Plant Care, Inc. for $5,000.

CODE OF ETHICAL CONDUCT.

On November 1, 2004, our board of directors adopted our code of ethical conduct that applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

We believe the adoption of our Code of Ethical Conduct is consistent with the requirements of the Sarbanes-Oxley Act of 2002.

Our Code of Ethical Conduct is designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely and understandable disclosure in reports and documents that we file or submit to the Securities & Exchange Commission and in other public communications made by us;

•

Compliance with applicable governmental laws, rules and regulations,

•

The prompt internal reporting to an appropriate person or persons indentified in the code of violations of our Code of Ethical Conduct; and

•

Accountability for adherence to the Code.

Item 8.

Description of Securities

Common Stock

The Company’s Articles of Incorporation authorizes the issuance of 70,000,000 shares of common stock, with a par value of $0.001 per share. As of the November 1, 2004, 12,667,378 shares of Common Stock were issued and outstanding.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all Company liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of the date of this Prospectus, there were no shares of preferred stock issued and outstanding.

The Board of Directors has the authority to issue the 5,000,000 authorized shares of preferred stock in one or more series and to fix powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the Company’s shareholders. The issuance of preferred stock could adversely affect the rights of holders of common stock. Furthermore, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change in control of the Company, may discourage bids for the Company’s common stock at a premium over the market price of the common stock and may adversely affect the market price of, and the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any shares of preferred stock.

PART II

Item 1.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Common Stock:

Our common  stock  trades  Over-the-Counter  (OTC) on the OTC  Pink Sheets under  the  symbol  NRIP.  Table  1.  sets  forth  the  high  and low bid information  for the past  two  years.  These  quotations  reflect  inter-dealer prices,  without retail  mark-up,  mark-down or commission and may not represent actual transactions. These quarterly trade and quote data provided by Pinksheets, LLC.

Table 1.

Bid Information

Fiscal Quarter Ended

High

Low

September 30, 2004

0.32

0.05

June 30, 2004

0.41

0.18

March 31, 2004

1.02

0.15

December 31, 2003

0.40

0.01

September 30, 2003

0.01

0.01

June 30, 2003

0.06

0.01

March 31, 2003

0.06

0.06

December 31, 2002

0.06

0.06

According  to our stock  transfer  agency  records,  the Company had 74 shareholders  of our  common  stock  as of  October 29, 2004  holding 12,667,378 common shares.

Dividends and Dividend Policy

There  are no  restrictions  imposed  on the  Company  which  limit its ability to declare or pay  dividends on its common  stock,  except as limited by state corporation law. During the year ended December 31, 2003, no cash or stock dividends  were  declared  or  paid  and  none  are  expected  to be paid in the foreseeable future.

We expect to continue to retain all earnings generated by our future operations for the development  and  growth  of our  business.  The  Board  of Directors will determine  whether or not to pay dividends in the future in light of our earnings, financial condition, capital requirements and other factors.

Item 2.

Legal Proceedings.

The Company may be involved in litigation from time to time in the course of its business. We are presently involved in a legal proceeding with an individual concerning a founder’s agreement.  We do not believe that this legal proceeding will have a material impact on our financial statements.

Item 3.

Changes in and Disagreements with Accountants.

None.

Item 4.

Recent Sales of Unregistered Securities.

On April 21, 2001, we issued  2,000,000 common shares to Allen L. Jackson, the founder  and former President and Director of Al’s Plant Care, Inc. for $5,000.

On May 2, 2001, we issued 100,000 common shares to Roger Ellsworth and 100,000 shares to Steven Yeich for consulting services valued at $100 each.

On September 26, 2001, we offered and sold 636,000 common shares at $0.05 per share to 75 investors raising a total of $31,800. The offer and sale was registered with the State of Nevada, Securities Division under Nevada Revised Statute 90.490 and was exempt under Regulation D, Rule 504 of the Securities Act of 1933, as amended.

On December 21, 2003, the Company issued 9,384,000 shares of common stock in conjunction with the Nutri Pharmaceuticals Research asset acquisition.

On December 21, 2003, the Company issued 50,000 shares of common stock to William Cook in exchange for a short-term note receivable of $25,000.  The note was paid in full February 2004.

On December 21, 2003, the Company issued 100,000 shares each of its common stock to William Smart in exchange for professional services. The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $80,000.

On December 21, 2003, the Company issued 50,000 shares each of its common stock to Bry Behrmann in exchange for professional services. The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $40,000.

On December 21, 2003, the Company issued 179,740 shares of its common stock to Doug Oberon in exchange for consulting services per terms of the agreement dated November 6, 2003. The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $143,792.

On March 1, 2004, the Company issued 6,000 shares of its common stock to two company employees in exchange for services. Michael Henderson received 5,000 shares and George Johnson received 1,000 shares. The value of these services was deemed to be the fair market value of the shares as of the close of business on March 1, 2004, which was $0.70 per share or a total value of $4,200.

On July 2, 2004, the Company issued 10,000 shares of its common stock, to two company employees in exchange for services. William Froese received 5,000 shares and Jose Arturo Ochoa received 5,000 shares. The value of these services was deemed to be the fair market value of the shares as of the close of business on July 2, 2004, which was $0.25 per share or a total value of $2,500.

On July 2, 2004, the Company completed an offering that was registered with the State of Nevada pursuant to NRS 90.490 and was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended. The Company sold 800,000 shares of its common stock at a price of $0.01 per share in exchange for $6,000 cash and services valued at $2,000.

On July 14, 2004, the Company issued 750,000 shares of our common stock to three company employees, Godfrey Yew (400,000), William Smart (100,000), and Kim Baker (250,000), according to the terms of their respective employment agreements dated July 1, 2004. The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total value of $225,000. As a result of these issuances, $151,009 is included in deferred compensation at July 31, 2004.

On July 14, 2004, the Company issued 250,000 shares of its common stock to Bryant Behrmann in exchange for professional services per the terms of his consulting agreement dated July 1, 2004. The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total contract value of $75,000.

We believe these transactions were exempt from Section 5 of the Securities Act of 1933, as amended, (the “Act”) because of the transaction exemptions afforded by Section 4(2) and Regulation D, Rules 504 and 506 of the Act.

Item 5.

Indemnification of Directors and Officers.

Article Eleven of our Articles of Incorporation states “Directors of the corporation shall not be held personally liable for obligations, suits or any kind including but limited to malpractice suits, class action suits, discrimination suits, personal injury suits, anti-trust suits, liens, acts or judgments of the corporation, or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to Director liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended,  may be permitted for directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore, unenforceable.

PART F/S

NUTRI PHARMACEUTICALS RESEARCH, INC.

(AUDITED FINANCIAL STATEMENTS)

AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS:

Balance Sheets

17

Statements of Operations and Accumulated Deficit

18

Statement of Changes in Stockholders’ Equity

19

Statements of Cash Flows

20

NOTES TO FINANCIAL STATEMENTS:

21 - 29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Nutri Pharmaceuticals Research, Inc.:

We have audited the accompanying balance sheet of Nutri Pharmaceuticals Research, Inc. (a Nevada corporation) as of December 31, 2003 and the related statement of operations and accumulated deficit, changes in stockholders’ equity and cash flows for the twelve months then ended.  These financial statements are the responsibility of Nutri Pharmaceuticals Research, Inc.’s management.  Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Nutri Pharmaceuticals Research, Inc. for the year ended December 31, 2002, were audited by other auditors whose report dated March 18, 2003, expressed an unqualified opinion on those statements.  Pursuant to SEC Regulations the interim balance sheets as of September 30, 2004 and 2003 and the related statements of operations and accumulated deficit and cash flows for the nine months then ended are presented.  These financial statements are not audited.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutri Pharmaceuticals Research, Inc. as of December 31, 2003 and the result of its operations, accumulated deficit, other comprehensive income, its cash flows and changes in stockholders’ equity for the periods then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As disclosed in Note 12 to these financial statements, the Company has had limited operations and has not established a long-term source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regards to this issue is also described in Note 12.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chavez & Koch, CPA’s

January 17, 2005

Henderson, Nevada

NUTRI PHARMACEUTICALS RESEARCH, INC.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 (AUDITED)

	9/30/2004	12/31/2003
ASSETS
ASSETS:
Current assets:
Cash	$ 73,341	$ 90,073
Accounts receivable, net of allowance
for doubtful accounts of $1,830 and $5,925	116,475	100,006
Note receivable	-	25,000
Inventory	210,106	259,069
Total current assets	399,922	474,148
Fixed assets:
Machinery and equipment	236,376	202,376
Less: accumulated depreciation	(39,527)	(5,084)
Total fixed assets, net	196,849	197,292
Other assets:
Refundable deposit	4,548	4,548
Total other assets	4,548	4,548
TOTAL ASSETS	$ 601,319	$ 675,988

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Current liabilities
Accounts payable	$ 298,829	$ 192,633
Accrued expenses	87,489	48,692
Customer deposits	27,369	37,800
Credit cards payable	18,245	32,647
Capital leases payable	15,983	42,262
Notes payable	107,962	83,600
Total current liabilities	555,877	437,634
TOTAL LIABILITIES	555,877	437,634

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $.0032 par value, 70,000,000 shares
authorized, 12,415,990 and 10,599,990 shares issued and
outstanding at September 30, 2004 and December 31, 2003	39,731	33,920
Additional paid-in capital	823,732	514,843
Deferred Compensation	(314,237)	(122,184)
Accumulated deficit	(503,784)	(188,225)
Total stockholders' equity	45,442	238,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 601,319	$ 675,988

The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with these balance sheets.

NUTRI PHARMACEUTICALS RESEARCH, INC.

STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)

AND THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (AUDITED)

	9 mos ended		12 mos ended
	9/30/2004	9/30/2003	12/31/2003	12/31/2002

REVENUE	$ 1,085,332	$ -	$ 125,882	$ -

COST OF REVENUE	594,703	-	106,931	1,160

GROSS PROFIT	490,629	-	18,951	(1,160)

OPERATING EXPENSES:
General and administrative expenses	771,829	2,071	163,162	2,044
Total operating expenses	771,829	2,071	163,162	2,044

INCOME (LOSS) FROM OPERATIONS	(281,200)	(2,071)	(144,211)	(3,204)

OTHER INCOME (EXPENSE):
Other income	617	-	-	36
Gain on disposal of asset	7,000	-	-	-
Interest expense	(7,533)	-	(3,097)	-
Depreciation expense	(34,443)	(3,179)	(8,752)	(4,082)
Other expense	-	-	(1,223)	-
Total other income (expense)	(34,359)	(3,179)	(13,072)	(4,046)

NET INCOME (LOSS)	(315,559)	(5,250)	(157,283)	(7,250)

Weighted average number of
common shares outstanding	10,794,366	2,836,000	1,152,380	2,836,000

Net income (loss) per share	$ (0.03)	$ (0.00)	$ (0.14)	$ (0.00)

The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with these balance sheets.

NUTRI PHARMACEUTICALS RESEARCH, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

			Additional			Total
	Common Stock		Paid	Deferred	Accumulated	Stockholders'
	Shares	Value	In Capital	Compensation	Deficit	Equity

Balance
December 31, 2001	2,836,000	$ 2,836	$ 34,164	$ -	$ (11,879)	$ 25,121

Net income (loss)
December 31, 2002	-	-	-	-	(7,250)	(7,250)

Balance
December 31, 2002	2,836,000	2,836	34,164	-	(19,129)	17,871

Noncash Dividends
November 6, 2003	-	-	-	-	(11,813)	(11,813)

1 for 3.2 reverse stock split
December 15, 2003	(1,949,750)	-	-	-	-	-

Stock issued for
acquisition of assets
December 21, 2003	9,384,000	30,029	232,942	-	-	262,971

Stock issued for
note receivable
December 21, 2003	50,000	160	24,840	-	-	25,000

Stock issued for
professional services
December 21, 2003	100,000	320	79,680	-	-	80,000

Stock issued for future
professional services
December 21, 2003	179,740	575	143,217	(143,792)	-	-

Deferred compensation
expensed
December 31, 2003	-	-	-	21,608	-	21,608

Net income (loss)
December 31, 2003	-	-	-	-	(157,283)	(157,283)

Total
December 31, 2003	10,599,990	$ 33,920	$ 514,843	$ (122,184)	$ (188,225)	$ 238,354

The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with these balance sheets.

NUTRI PHARMACEUTICALS RESEARCH, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (UNAUDITED)

AND THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002 (AUDITED)

	9 mos ended		12 mos ended
	9/30/2004	9/30/2003	12/31/2003	12/31/2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (315,559)	$ (5,250)	$ (157,283)	$ (7,250)
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operations:
Depreciation	34,443	3,179	8,752	4,082
Gain on disposal of asset	(2,000)
Non-cash development and professional services	116,647	-	101,608
(Increase) decrease in:
Accounts receivable, net of allowance for doubtful accounts	(16,469)	-	(2,763)
Inventory	48,963	-	-	-
Increase (decrease) in:
Accounts payable	106,196	-	29,224	-
Accrued expenses	38,797	-	18,872	-
Customer deposits	(10,431)	-	29,591	-
Credit cards payable	(14,402)	-	6,418	-
Net cash used in operating activities	(13,815)	(2,071)	34,419	(3,168)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received against note receivable	25,000	-	-	-
Purchases of fixed assets	(32,000)			(2,109)
Net cash used in investing activities	(7,000)	-	-	(2,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from shareholder	-	1,840	2,159	-
Proceeds from issuance of stock	6,000	-	60,608	-
Proceeds from issuance of debt	28,000
Principal repayments of debt	(29,917)	-	(7,344)	-
Net cash provided by financing activities	4,083	1,840	55,423	(4,218)

NET INCREASE (DECREASE) IN CASH	(16,732)	(231)	89,842	(9,495)
CASH, beginning of period	90,073	231	231	5,508
CASH, end of period	$ 73,341	-	$ 90,073	$ (3,987)

SUPPLEMENTARY INFORMATION:
Cash paid for interest	$ 7,533	$ -	$ 3,097	$ -
Cash paid for income taxes	$ -	$ -	$ -	$ -

NON-CASH TRANSACTIONS:
Shares issued for asset acquisition (See NOTE 3)	$ -	$ -	$ 262,971	$ -
Shares issued for note receivable	$ -	$ -	$ 25,000	$ -
Shares issued for future services	$ 300,000	$ -	$ 143,792	$ -
Shares issued for services	$ 8,700	$ -	$ 80,000	$ -
Non-cash dividends	$ -	$ -	$ 13,972	$ -

The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with these balance sheets.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 1 – ORGANIZATION AND PURPOSE

Nutri Pharmaceuticals Research, Inc. formerly Al’s Plant Care, Inc. (“the Company”) was incorporated in the state of Nevada on April 20, 2001.  The Company’s purpose is to manufacture and sell health, beauty and food ingredients, vitamins and supplements. The Company has developed a process that transforms most edible oils into a free-flowing powder form and the core of the Company’s sales come from the sale of this product.

On November 6, 2003 the company entered into an agreement with Nutri Pharmaceuticals Research, Inc. (“the Divesting Entity”), to purchase the assets and assume the name of the Divesting Entity in a business combination commonly referred to as a reverse acquisition, the details of which are stated in NOTE 3.

Prior to the asset purchase of the Divesting Entity, the Company had not commenced significant operations and was considered a development stage company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting.  The fiscal year end is December 31.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

Inventories

Inventories are valued at lower of cost or market using the first-in first-out method of valuation and consist mainly of raw materials used to manufacture the Company’s products.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period.  Actual results could differ from those estimates.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per Share Calculations

Basic earnings per common share (“EPS”) are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  The weighted-average number of common shares outstanding for computing basic EPS was 10,794,366 and 1,152,380 for the nine months ended September 30, 2004 and the twelve months ended December 31, 2003, respectively.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  As of September 30, 2004 and December 31, 2003, the Company had no outstanding securities that could have a dilutive effect on the outstanding common stock.

Fixed Assets

Fixed assets are stated at cost.  Expenditures that materially increase the life of the assets are capitalized.  Ordinary maintenance and repairs are charged to expense as incurred.  When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized at that time.  Depreciation is computed primarily on the straight-line method for financial statement purposes over the following estimated useful lives:

Machinery and equipment

3-5 Years

Income Taxes

The Company accounts for income taxes in accordance with the provisions of Financial Accounting Standards Statement No. 109, “Accounting for Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

As of December 31, 2003 the Company had a net deferred tax asset of approximately $71,849, principally arising from net operating loss carry-forwards of $211,321 for income tax purposes, of which $23,332, $8,071, and $179,918 expire in the fiscal years ended December 31, 2021, 2022, and 2023, respectively. As management of the Company cannot determine that it is more likely than not the Company will realize the net benefit amounting to $71,849, a 100% valuation allowance has been established at December 31. 2003.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising costs are to be expensed when incurred.  Advertising expenses for the nine months ended September 30, 2004 and year ended December 31, 2003 were $67,755 and $104, respectively.

Revenue Recognition

Sales are recognized upon transfer of the products to customers and the related costs of those products are recognized at the time of sale.  Expenses are recorded as incurred.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and has adopted the disclosure only alternative of SFAS No. 123, “Accounting for Stock-Based Compensation”.  Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Reclassifications

Certain reclassifications have been made to the financial statements as of September 30, 2003 and December 31, 2002 to conform to the presentation of the financial statements as of September 30, 2004 and December 31, 2003, respectively.

NOTE 3 – ASSET ACQUISITION AGREEMENT

On November 6, 2003, the Company entered into an asset acquisition agreement with Nutri Pharmaceuticals Research, Inc. (“the Divesting Entity”) and its majority shareholder to purchase the net assets of the Divesting Entity in exchange for 9,384,000 shares of the Company’s common stock in a business combination accounted for as a purchase. The Divesting Entity manufactured and sold health, beauty and food ingredients, vitamins and supplements and has developed a process that transforms most edible oils into a free-flowing powder form, which has now become the core of the Company’s sales. The fair market value of the 9,384,000 shares of common stock issued in conjunction with the acquisition was $262,971 (based on the fair value of the asset and liabilities on the acquisition date), and can be summarized as follows:

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 3 – ASSET ACQUISITION AGREEMENT (CONTINUED)

Current assets	$ 416,822
Machinery and equipment	202,376
Other assets	4,548
Liabilities assumed	(360,775)
$ 262,971

The majority shareholder of the Divesting Entity is now the president and majority shareholder of the Company. The management of the Company is the former management of the Divesting Entity.

NOTE 4 – NOTE RECEIVABLE

On December 21, 2003 the company issued 50,000 shares of common stock in exchange for a $25,000 short-term note receivable.  This receivable was non-interest bearing and was paid in full on February 17, 2004.

NOTE 5 – CAPITAL LEASES

Capital leases consisted of the following at September 30, 2004 and December 31, 2003:

	09/30/04	12/31/03
Capital lease agreement, due to Citicorp, requiring monthly payments of $930 through May 2004, including interest at 8.3%.	$-	$4,556
Capital lease agreement, due to Imperial Pacific, requiring monthly payments of $2,110 through December 2004, including interest at 25.6%.	11,292	24,076
Capital lease agreement, due to Financial Pacific, requiring monthly payments of $228 through December 2004, including interest at 0%.	1,943	2,724
Capital lease agreement, due to Citicorp, requiring monthly payments of $1,034 through December 2004, including interest at 8.8%.	2,748	10,906
Total capital leases payable	$15,983	$42,262

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 6 – REVOLVING LINE OF CREDIT

The Company has an $83,600 line of credit with Nevada State Bank, which carries an interest rate of 4.00% and 4.19% at September 30, 2004 and December 31, 2003, respectively.  This line of credit was fully extended at December 31, 2003 and September 30, 2004 and provides for interest only payments to be paid monthly.  The principal balance of this line of credit becomes due on February 12, 2005.

NOTE 7 – STOCKHOLDERS’ EQUITY

As of December 31, 2002 there were 2,836,000 shares of stock outstanding.

On December 15, 2003, the Company implemented a reverse split of its 2,836,000 issued and outstanding shares of common stock on a 1 for 3.2 share basis.   After the reverse split there were 886,250 shares of stock issued and outstanding.

On December 21, 2003, the Company issued 9,384,000 shares of common stock in conjunction with the asset acquisition agreement described in NOTE 3.

On December 21, 2003, the Company issued 50,000 shares of common stock in exchange for a short-term note receivable of $25,000 (See NOTE 4).

On December 21, 2003, the Company issued 100,000 shares of its common stock in exchange for professional services. The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $80,000.

On December 21, 2003, the Company issued 179,740 shares of its common stock in exchange for consulting services per terms of the agreement dated November 6, 2003 (see NOTE 9). The value of these services was deemed to be the fair market value of the shares as of the close of business on December 19, 2003, which was $0.80 per share or a total contract value of $143,792.

On March 1, 2004, the Company issued 6,000 shares of its common stock to two employees of the Company in exchange for services. The value of these services was deemed to be the fair market value of the shares as of the close of business on March 1, 2004, which was $0.70 per share or a total value of $4,200.

On July 2, 2004, the Company issued 10,000 shares of its common stock to two employees of the Company in exchange for services. The value of these services was deemed to be the fair market value of the shares as of the close of business on July 2, 2004, which was $0.25 per share or a total value of $2,500.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 7 – STOCKHOLDERS’ EQUITY (CONTINUED)

On July 2, 2004, the Company completed an offering that was registered with the State of Nevada pursuant to NRS 90.490 and was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended. The Company sold 800,000 shares of its common stock at a price of $0.01 per share in exchange for $6,000 cash and services valued at $2,000.

On July 14, 2004, the Company issued 750,000 shares of its common stock to three employees of the Company (including the Company’s majority shareholder) per the terms of their employment agreements dated July 1, 2004 (See NOTE 10). The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total value of $225,000. As a result of these issuances, $151,009 is included in deferred compensation at September 30, 2004.

On July 14, 2004, the Company issued 250,000 shares of its common stock in exchange for professional services per the terms of the consulting agreement dated July 1, 2004 (see NOTE 9). The value of these services was deemed to be the fair market value as of the close of business on July 14, 2004, which was $0.30 per share or a total contract value of $75,000.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The company is party to a real property lease for the rental of the Company’s offices and manufacturing facility located at 3566 Polaris Ave., Unit #1 in Las Vegas, Nevada.  The original lease agreement dated July 13, 1994 was scheduled to expire on September 30, 2004.  On July 16, 2004, the Company extended this lease agreement for an additional period of one year.  The lease agreement calls for a monthly rental amount of $6,188 to be paid through September 2005.

The company is party to an additional real property lease for the rental of the Company’s warehouse facility located at 3695 S. Highland Drive in Las Vegas, Nevada.  The original lease agreement dated March 1, 2001 was scheduled to expire on February 28, 2002.  On January 1, 2003, the Company extended this lease agreement for an additional period of two years.  The lease agreement calls for a monthly rental amount of $989 to be paid through February 29, 2004 and a monthly rental amount of $1,048 to be paid through February 28, 2005.

Future minimum payments for non-cancelable real property leases are as follows:

	September 30, 2004	Dec. 31, 2003
2004	$ 35,734	$ 84,707
2005	57,788	57,788
2006	-	-
	$ 93,522	$ 142,495

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 9 – CONSULTING AGREEMENTS

On November 6, 2003, the Company entered into a consulting service agreement with Doug Oberan of Rue IQ, Ltd. (“Oberan”).  The terms of this agreement state that Oberan is to provide corporate consulting services for a period of one year from the date of the agreement in exchange for 179,740 shares of the Company’s common stock. Said shares were issued on December 21, 2003, resulting in balances of $38,895 and $122,184 included in deferred compensation at September 30, 2004 and December 31, 2003 respectively.

On July 1, 2004, the Company entered into a consulting services agreement with Bry Behrmann.  The terms of this agreement state that Mr. Behrmann is to provide corporate and business planning consulting services for a period of one year from the date of the agreement in exchange for 250,000 shares of the Company’s common stock.  Said shares were issued on July 14, 2004, resulting in a balance of $68,836 included in deferred compensation at September 30, 2004.

NOTE 10 – EMPLOYMENT AGREEMENTS

On July 1, 2004 the Company entered into employment agreements with three members of the Company’s management, including the Company’s majority stockholder (see NOTE 11).  These agreements provide the members of management a total of 750,000 shares of the Company’s common stock on an annual basis in addition to their base salaries.  The terms of these employment agreements are for a period of five years with an option to renew for two additional five year periods.

NOTE 11 – RELATED PARTY TRANSACTIONS

On December 21, 2003 the Company issued 500,000 shares of the Company’s common stock to Bry Behrmann in relation to the asset acquisition agreement and an additional 50,000 shares of common stock for professional services rendered in relation to the acquisition agreement described in NOTE 3.  On July 1, 2004, the Company entered into a consulting service agreement with Mr. Behrmann in exchange for 250,000 shares of the Company’s common stock (see NOTE 9). Mr. Behrmann and members of his family were also stockholders of record at December 31, 2002.

On July 1, 2004, the Company entered into an employment agreement with Godfrey Yew, the President and CEO of the Company.  The terms of the agreement include the following: base salary and employee stock compensation of 400,000 shares of the Company’s common stock per year (see NOTE 7 and NOTE 10) and various other employee benefits. Mr. Yew became the majority stockholder of the Company as of the date of the asset acquisition agreement described in NOTE 3.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 11 – RELATED PARTY TRANSACTIONS (CONTINUED)

On July 1, 2004, the Company entered into an employment agreement with Kimberly Baker, the General Manager of the Company.  The terms of the agreement include the following: base salary and employee stock compensation of 250,000 shares of the Company’s common stock per year (see Note 7 and Note 10) and various other employee benefits. Kimberly Baker became a stockholder of record as of the date of the asset acquisition agreement described in NOTE 3.

On July 1, 2004, the Company entered into an employment agreement with William Smart, the Chief Operations Officer of the Company (the “COO”).  The terms of the agreement include the following: base salary and employee stock compensation of 100,000 shares of the Company’s common stock per year (see Note 7 and Note 10) and various other employee benefits. Mr. Smart was also a stockholder of record as of December 21, 2003 when he received 50,000 shares of common stock for professional services rendered.

On July 2, 2004 the Company issued 300,000 shares for $3,000 in cash to Doug Oberan.  Prior to this issuance, the Company issued shares to Mr. Oberan in exchange for consulting services (See NOTE 10).

On July 2, 2004 the Company issued 300,000 shares in exchange for $3,000 in cash to Igor Litovsky.  Mr. Litovsky was also a stockholder of record as of December 21, 2003 when he received 50,000 shares of common stock for professional services rendered.

NOTE 12 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As of December 31, 2003 the Company had accumulated operating losses of approximately $188,225 since inception.  The Company’s ability to continue as a going concern is contingent upon its ability to successfully develop and market its products, meet future financing requirements, and achieve and maintain profitable operations.

Management plans to register with the Securities and Exchange Commission as an Over-the-Counter Bulletin Board stock, which will provide an additional source of working capital for the Company. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

NUTRI PHARMACEUTICALS RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 & DECEMBER 31, 2003

NOTE 13 – RECENT PRONOUNCEMENTS

In June 2002, the FASB issued Financial Accounting Standards Statement No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”.  The Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3 and is effective for exit or disposal activities initiated after December 31, 2002.  The Company does not expect SFAS 146 to have material impact on its financial statements.

In April 2003, the FASB issued Financial Accounting Standards Statement No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” The Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003. The Company does not expect SFAS 149 to have material impact on its financial statements.

In May 2003, the FASB issued Financial Accounting Standards Statement No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003. The Company does not expect SFAS 150 to have material impact on its financial statements.

PART III

Item 1.

Index to Exhibits.

Item 2.

Description of Exhibits.

  2.0

Asset Acquisition Agreement – Nutri Pharmaceuticals, Inc.

  2.1

Asset Acquisition Agreement – Al’s Plant Care, Inc.

  3.0

Articles of Incorporation

  3.1

Amendment to the Articles of Incorporation

  3.2

By-Laws

10.0

Employment Agreement with Godfrey Yew

10.1

Employment Agreement with William Smart

10.2

Employment Agreement with Kimberly Baker

10.3

Consulting Agreement with B. Behrmann

23.0

Consent of Independent Certifying Accountant

99.1

Code of Ethics

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated this 19th of January, 2005.

NUTRI PHARMACEUTICALS RESEARCH, INC.

/s/ Godfrey Yew

By: Godfrey Yew

Title: President, Director

/s/ Kimberly Baker

By: Kimberly Baker

Title: Secretary, Director